Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

SGI REPORTS THIRD QUARTER FISCAL YEAR 2008 RESULTS

Order Momentum Continues; Strong Q4 Start with Significant Wins

SUNNYVALE, Calif. (May 6, 2008)—SGI (NASDAQ: SGIC) today announced financial results for the third quarter of fiscal 2008, which ended March 28, 2008.

The Company’s Webcast and conference call to discuss results is Tuesday, May 6 at 2:00 p.m. PDT. The Webcast and presentation materials will be available on the SGI Investors Relations Web page at the time of the call, at www.sgi.com/company_info/investors/.

Third Quarter FY08 Highlights

Overall in its third quarter, SGI:

•   Grew orders 50 percent over orders received in the third quarter of the prior year

•   Grew backlog to $134 million as of March 28, 2008, an 80 percent increase over the beginning of the company’s fiscal year on a comparable basis

•   Accelerated its software strategy with acquisition of key IP assets formerly owned by Linux Networx

“We have made great strides in continuing to execute on our strategy this quarter,” said Bo Ewald, SGI Chief Executive Officer. “We saw a 50 percent increase in orders compared to the third quarter of last year, acquired significant software assets to strengthen our business and accelerate development of our Industrial Strength Linux Environment, announced a new support solutions program to reinforce our services offerings, and continued building on solid traction in our core markets. And with new significant customer wins in April, the fourth quarter is off to a strong start as well.”

In this press release, SGI uses certain pro forma financial measures that are not calculated in accordance with GAAP, or non-GAAP financial measures. These measures are referred to as “pro forma” in this press release. In addition, the company uses bookings and backlog to measure performance. Bookings, also referred to as orders, reflect authorized orders for SGI products and professional services accepted

1140 E. Arques Ave. Sunnyvale, CA 94085 Telephone 650.960.1980 sgi.com MEDIA CONTACT Marla Robinson marlar@sgi.com 256.773.2371 SGI PR HOTLINE 650.933.7777 SGI PR FACSIMILE 650.933.0714

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SGI Reports Third Quarter Fiscal Year 2008 Results/2

in the period that are expected to ship in the next twelve months. Backlog is the cumulative bookings for which the company has not yet recognized revenue. Management believes that these non-GAAP financial measures, bookings and backlog are useful to investors because they facilitate period to period comparisons of SGI performance and because they help investors view the company’s results of operations through the eyes of management and the company’s lenders. SGI’s credit line covenants, management reporting and incentive plans are measured against certain of these non-GAAP financial measures.

GAAP Q3 Results

GAAP revenue for the third quarter was $79.1 million, compared to $90.1 million in the second quarter. The third quarter GAAP operating loss was $40.6 million, compared to $30.8 million in the second quarter of fiscal 2008. GAAP operating expenses were $59.2 million for the third quarter of 2008, as compared to $58.6 million for the second quarter of fiscal 2008.

Pro Forma Q3 Results

Pro forma revenue was $80.9 million in the third quarter of fiscal 2008, compared with $109.1 million in the second quarter of fiscal 2008. Backlog at the end of the third quarter of 2008 grew to $133.9 million compared to $95.8 million at the end of the second quarter of fiscal 2008, the highest backlog level in the past five quarters.

“We are on track with growth in bookings, with much of the growth being attributable to significant wins and large long-term installations,” said Kathy Lanterman, SGI Chief Financial Officer. “As we have said, our challenge is the revenue conversion cycle for these long-term orders, where revenue is not recognized for several months or quarters after we receive an order. We expect our operating results to improve as our growing backlog starts converting to revenue over the next two quarters.”

Pro forma revenue excludes the impact of fresh-start accounting and the deferral of the company’s recognition of revenues for certain of the company’s transactions where software is more than incidental to the overall solution pursuant to AICPA Statement of Position 97-2, Software Revenue Recognition (“SOP 97-2”). Pro forma gross margin for the third quarter, which is adjusted for similar items, was 26.9 percent compared with 35.7 percent in the second quarter of fiscal 2008. Pro forma operating expenses, which exclude restructuring and reorganization-related expenses, the non-cash impact of the acquisition of IP assets of Linux Networx, stock-based compensation expense and the impact of fresh start accounting, were $52.7 million in the third quarter of fiscal 2008 compared with $55.3 million in the second quarter of fiscal 2008. Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) for the third quarter of fiscal 2008, as defined in the company’s debt agreements, were a loss of $25.7 million, compared with an $11.0 million loss for the second quarter of fiscal 2008.

A reconciliation of the non-GAAP financial measures used in this press release to the company’s GAAP results of operations, including an illustration of the impact of the company’s fresh start accounting and the impact of the implementation of SOP 97-2, is attached to this press release and is also available at www.sgi.com/company_info/investors.

Strong Start to Fourth Quarter

SGI also reported that it has secured several major domestic and international wins during the fourth quarter to date. These included:

•

NASA chose SGI to supply its next major supercomputer, a 20,480-core, 20TB SGI® Altix® ICE system, after a competitive evaluation the space agency launched last year. The new supercomputer will support NASA’s aeronautics, science, space operations and space exploration initiatives, including its plan to resume manned missions to the moon and eventually manned exploration of Mars.

SGI Reports Third Quarter Fiscal Year 2008 Results/3

•

SGI entered into a multi-year agreement with total contract payments to SGI expected to be more than $25M with a major national European supercomputing center to equip the institution with high-performance SGI computing and storage solutions. The systems will be used to drive multiple applications and manage massive amounts of data.

•

SGI also will provide a large European weather service with an extensive data warehouse solution, which will run Oracle 10g and Oracle Clusterware. The solution incorporates SGI Altix 4700 and SGI Altix 450 servers, and will enable the weather service to analyze more than 30 years of meteorological data – a challenge that represents 360 terabytes of user data.

“We believe this quarter’s wins show significant momentum for SGI across multiple geographies and product lines,” added Ewald. “Our ability to prevail in many exceptionally competitive sales situations shows that customers recognize the value of open-standards-based solutions that deliver superior price/performance and leading energy efficiency.”

Recent SGI Announcements

•

Virtu VN200: A high density, highly scalable visualization system that can fully incorporate leading edge visualization capabilities into the full line of SGI Altix, SGI Altix XE and SGI Altix ICE servers.

•

InfiniteStorage 4600: A new flagship RAID storage system that augments the InfiniteStorage product line and helps organizations meet the escalating bandwidth and I/O demands of today’s performance-driven applications.

•

Virtualized Storage Migration Solution: The new solution allows enterprises to choose the storage device that best suits their needs – an advantage that can lead to better data utilization and significantly lower ownership costs. The new solution also allows enterprises to migrate data without disrupting operations.

•

Climate Savers: SGI joined the Climate Savers Computing Initiative, a nonprofit group of consumers, businesses and conservation organizations dedicated to improving the power efficiency and reducing the energy consumption of computers.

•

Support Solutions Plus: Through this new services support program, SGI provides a single, centralized contact for technical support, secured site management, and parts logistics requirements for many other vendors’ products as well as SGI products.

•

SGI Altix ICE enhancements: This quarter Altix ICE boasts new blade enclosures and blade options that increase the performance density of the platform by including improvements to memory, bandwidth and interconnect performance, and an enhanced cluster management environment, as well as make use of the next-generation InfiniBand chip technology.

•

The NBA and SGI announced a multi-year extension of their relationship to expand the league’s groundbreaking digital workflow and media management system, the NBA Digital Media Management System. The extended relationship will enable NBA to accelerate and double the historical digital archiving effort by ingesting 60,000 hours of video content each year.

SGI Reports Third Quarter Fiscal Year 2008 Results/4

Conference Call

SGI will conduct a conference call today at 2 p.m. PT to provide additional details. The webcast and presentation materials are available at www.sgi.com/company_info/investors/. The conference call can be accessed by dialing (877) 495-0297 or (706) 643-9931 for participants outside of North America, conference ID: 45113222. An audio replay of this call will be available after 5 p.m. PT today at (800) 642-1687 or (706) 645-9291 (passcode: 45113222) and will be available until May 13, 2008 midnight PT. After May 13, 2008, the call will be available as an archived webcast. All links to the archived webcast, presentation materials and audio replay are available through the SGI web site at www.sgi.com/company_info/investors/.

SGI - Innovation for Results™

SGI (NASDAQ: SGIC) is a leader in high-performance computing. SGI delivers a complete range of high-performance server, visualization and storage solutions along with industry-leading professional services and support that enable its customers to overcome the challenges of complex data-intensive workflows and accelerate breakthrough discoveries, innovation and information transformation. SGI helps customers solve significant challenges, whether it’s enhancing the quality of life through drug research, designing and manufacturing safer and more efficient cars and airplanes, studying global climate change, providing technologies for homeland security and defense, or helping enterprises manage large amounts of data. With offices worldwide, the company is headquartered in Sunnyvale, California, and can be found on the Web at sgi.com.

—end—

© 2008 SGI. All rights reserved. SGI, the SGI cube, the SGI logo and Altix are registered trademarks of SGI in the United States and/or other countries worldwide. All other registered trademarks mentioned herein are the property of their respective owners.

This press release contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth herein, including increased demands on our working capital due to growth in backlog, in particular for large deals; our ability to raise additional capital in the future on commercially attractive terms or at all, which would restrict our growth and impair our ability to operate; our historical losses and possible failure to attain profitability on a quarterly, annual or sustained basis and risks related to the impact on our business of cost reduction initiatives to be effected in the coming quarters to bring costs more in line with current revenues; our operating results continuing to fluctuate significantly and continuing to be difficult to predict; our stock continuing to have extremely low trading volume and price volatility; our failure to continue growth in bookings, delays in the conversion of backlog to revenue due to application of SOP 97-2, shipment delays and the other risks and uncertainties discussed under the caption “Risk Factors” and elsewhere in SGI’s Form 10-K or Form 10-Q most recently filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. SGI disclaims any intent or obligation to update these forward-looking statements.

SILICON GRAPHICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts, unaudited)

	Successor Company				Predecessor Company
	Three Months Ended		Nine Months Ended	Six Months Ended	Three Months Ended
	Mar. 28, 2008	Mar. 30, 2007	Mar. 28, 2008	Mar. 30, 2007	Sep. 28, 2006
Product and other revenue	$29,592	$56,117	$110,194	$114,797	$45,229
Product revenue from related party (1)	6,340	2,454	14,747	7,456	15,377
Global services revenue	43,146	52,475	135,333	96,516	61,199

Total revenue	79,078	111,046	260,274	218,769	121,805
Costs and expenses:
Cost of product and other revenue	32,038	41,330	104,668	101,248	42,710
Cost of global services revenue	28,446	33,025	81,645	62,412	32,265
Research and development (2)	16,520	14,186	44,280	29,170	16,007
Selling, general and administrative	42,484	42,017	127,871	83,623	42,359
Other operating expense, net	230	358	425	3,243	3,926

Total costs and expenses	119,718	130,916	358,889	279,696	137,267

Operating loss	(40,640)	(19,870)	(98,615)	(60,927)	(15,462)
Interest expense	(2,049)	(1,430)	(5,051)	(3,432)	(7,688)
Interest expense from related parties	(1,921)	(1,406)	(4,861)	(2,562)	—
Interest and other income (expense), net (3)	4,996	174	(2,357)	1,373	11,391

Loss before reorganization items and income taxes	(39,614)	(22,532)	(110,884)	(65,548)	(11,759)
Reorganization items, net	—	—	—	—	340,397

Income (loss) before income taxes	(39,614)	(22,532)	(110,884)	(65,548)	328,638
Income tax provision	119	488	7,218	1,166	2,382

Net income (loss)	$(39,733)	$(23,020)	$(118,102)	$(66,714)	$326,256

Net income (loss) per share:
Basic	$(3.49)	$(2.07)	$(10.53)	$(6.00)	$1.20

Diluted	$(3.49)	$(2.07)	$(10.53)	$(6.00)	$0.77

Weighted-average shares used to compute net income (loss) per share:
Basic	11,372	11,125	11,215	11,125	271,563

Diluted	11,372	11,125	11,215	11,125	423,875

(1)	Represents product sales to SGI Japan, a related party of which we owned a 10% interest at March 28, 2008 and at September 29, 2006.

(2)	The three-month period ended March 28, 2008 includes approximately $2 million of in-process research and development resulting from our acquisition of certain assets formerly owned by Linux Networx, Inc.

(3)	The three-month period ended March 28, 2008 includes a gain of approximately $4 million on the sale of our investment in MicroUnity Systems Engineering, Inc. The nine-month period ended March 28, 2008 includes a write-down of approximately $6 million of our equity investment in SGI Japan to the estimated fair value of the investment, which was approximately $15 million at March 28, 2008. The three-month period ended September 29, 2006 includes a pre-tax gain of approximately $10 million on the sale of a portion of the Predecessor Company's investment in SGI Japan.

SILICON GRAPHICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	March 28, 2008	June 29, 2007
ASSETS
Current assets:
Cash and cash equivalents	$42,731	$69,887
Short-term marketable investments	22	223
Short-term restricted investments	9,460	6,763
Accounts receivable, net	46,939	47,643
Inventories	73,394	54,354
Prepaid expenses	8,923	6,153
Other current assets	52,486	49,576

Total current assets	233,955	234,599
Restricted investments	434	302
Property and equipment, net	43,085	43,392
Other intangibles, net	60,860	71,264
Other non-current assets, net	71,948	59,501

Total assets	$410,282	$409,058

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$22,070	$14,387
Accrued compensation	36,886	35,382
Income taxes payable	3,915	2,209
Other current liabilities	43,897	44,420
Current portion of long-term debt	8,513	261
Current portion of deferred revenue	110,590	84,798
Current portion of restructuring liability	1,075	1,410

Total current liabilities	226,946	182,867
Long-term debt	124,000	85,000
Non-current portion of deferred revenue	57,882	32,362
Other non-current liabilities	25,997	24,370

Total liabilities	434,825	324,599
Total stockholders' equity (deficit)	(24,543)	84,459

Total liabilities and stockholders' equity	$410,282	$409,058

Calculation of Non-GAAP Quarterly Results of Operations and Adjusted EBITDA

			Successor Company					Predecessor Company
	Three Months Ended:	28-Mar-08	28-Dec-07	28-Sep-07	29-Jun-07	30-Mar-07	29-Dec-06	29-Sep-06	30-Jun-06	31-Mar-06	30-Dec-05	30-Sep-05	FY2007	FY2006
			(in thousands)
Total revenue (GAAP)		$79,078	$90,111	$91,085	$122,295	$111,046	$107,723	$121,805	$115,708	$105,562	$136,796	$160,739	$462,869	$518,805
Plus:	Fresh-start accounting adjustments	2,046	2,094	3,835	5,472	8,329	15,877	—	—	—	—	—	29,678	—
	SOP 97-2 revenue deferrals (1)	(253)	16,935	25,813	13,726	10,392	10,544	5,154	13,476	2,112	7,597	8,938	39,816	32,123

	Non-GAAP total revenue	80,871	109,140	120,733	141,493	129,767	134,144	126,959	129,184	107,674	144,393	169,677	532,363	550,928

Cost of revenue (GAAP)		60,484	62,248	63,581	90,148	74,355	89,305	74,975	70,532	68,227	80,952	100,722	328,783	320,433
Plus:	Fresh-start accounting adjustments	(1,492)	(3,834)	(2,762)	(6,644)	(4,703)	(12,549)	—	—	—	—	—	(23,896)	—
	SOP 97-2 revenue deferrals (1)	286	11,794	18,576	8,213	3,574	6,293	2,795	4,675	1,334	3,366	4,810	20,875	14,185
	Depreciation & amortization—Linux Networx	(45)	—	—	—	—	—	—	—	—	—	—	—	—
	Stock-based compensation expense	(84)	8	(87)	(57)	(45)	(12)	7	22	(53)	(71)	(228)	(107)	(330)

	Non-GAAP cost of revenue	59,149	70,216	79,308	91,660	73,181	83,037	77,777	75,229	69,508	84,247	105,304	325,655	334,288

Research and development expense (GAAP)		16,520	14,464	13,296	14,870	14,186	14,984	16,007	18,220	20,838	21,254	23,365	60,047	83,677
Plus:	Fresh-start accounting adjustments	(108)	(12)	47	65	52	(348)	—	—	—	—	—	(231)	—
	Depreciation & amortization—Linux Networx	(60)	—	—	—	—	—	—	—	—	—	—	—	—
	Write-off of in-process R&D—Linux Networx	(2,400)	—	—	—	—	—	—	—	—	—	—	—	—
	Stock-based compensation expense	(320)	(253)	(309)	(257)	(200)	(58)	5	32	(112)	(231)	(300)	(510)	(611)

	Non-GAAP research and development expense	13,632	14,199	13,034	14,678	14,038	14,578	16,012	18,252	20,726	21,023	23,065	59,306	83,066

Selling, general and administrative expenses (GAAP)		42,484	44,163	41,224	41,697	42,017	41,606	42,359	42,903	59,722	57,627	59,865	167,679	220,117
Plus:	Fresh-start accounting adjustments	(2,545)	(2,525)	(2,076)	(2,580)	(2,587)	(2,635)	—	—	—	—	—	(7,802)	—
	Restructuring and bankruptcy related expenses	—	—	—	—	—	—	—	—	(3,452)	(6,413)	(2,082)	—	(11,947)
	Goodwill impairment	—	—	—	—	—	—	—	—	(8,386)	—	—	—	(8,386)
	Depreciation & amortization—Linux Networx	(118)	—	—	—	—	—	—	—	—	—	—	—	—
	Stock-based compensation expense	(705)	(530)	(718)	(581)	(949)	(54)	(134)	(64)	(344)	(381)	(455)	(1,718)	(1,244)

	Non-GAAP selling, general and administrative expenses	39,116	41,108	38,430	38,536	38,481	38,917	42,225	42,839	47,540	50,833	57,328	158,159	198,540

Other operating expenses (GAAP)		230	20	175	358	358	2,885	3,926	(7,694)	11,550	10,114	7,185	7,527	21,155

Plus:	Restructuring and bankruptcy related expenses	(230)	(20)	(175)	(358)	(358)	(2,885)	(3,926)	7,694	(11,550)	(10,114)	(7,185)	(7,527)	(21,155)

	Non-GAAP other operating expenses	—	—	—	—	—	—	—	—	—	—	—	—	—

	Operating expenses (GAAP)	59,234	58,647	54,695	56,925	56,561	59,475	62,292	53,429	92,110	88,995	90,415	235,253	324,949
Plus:	Fresh-start accounting adjustments	(2,653)	(2,537)	(2,029)	(2,515)	(2,535)	(2,983)	—	—	—	—	—	(8,033)	—
	Stock-based compensation expense	(1,025)	(783)	(1,027)	(838)	(1,149)	(112)	(129)	(32)	(456)	(612)	(755)	(2,228)	(1,855)
	Goodwill impairment	—	—	—	—	—	—	—	—	(8,386)	—	—	—	(8,386)
	Depreciation & amortization—Linux Networx	(178)	—	—	—	—	—	—	—	—	—	—	—	—
	Write-off of in-process R&D—Linux Networx	(2,400)	—	—	—	—	—	—	—	—	—	—	—	—
	Restructuring and bankruptcy related expenses	(230)	(20)	(175)	(358)	(358)	(2,885)	(3,926)	7,694	(15,002)	(16,527)	(9,267)	(7,527)	(33,102)

	Non-GAAP operating expenses	52,748	55,307	51,464	53,214	52,519	53,495	58,237	61,091	68,266	71,856	80,393	217,465	281,606

Operating income (loss) (GAAP)		(40,640)	(30,784)	(27,191)	(24,778)	(19,870)	(41,057)	(15,462)	(8,253)	(54,775)	(33,151)	(30,398)	(101,167)	(126,577)
Plus:	Fresh-start accounting adjustments	6,191	8,465	8,626	14,631	15,567	31,409	—	—	—	—	—	61,607	—
	SOP 97-2 revenue deferrals (1)	(539)	5,141	7,237	5,513	6,818	4,251	2,359	8,801	778	4,231	4,128	18,941	17,938
	Stock-based compensation expense	1,109	775	1,114	895	1,194	124	122	10	509	683	983	2,335	2,185
	Goodwill impairment	—	—	—	—	—	—	—	—	8,386	—	—	—	8,386
	Depreciation & amortization—Linux Networx	223	—	—	—	—	—	—	—	—	—	—	—	—
	Write-off of in-process R&D—Linux Networx	2,400	—	—	—	—	—	—	—	—	—	—	—	—
	Restructuring and bankruptcy related expenses	230	20	175	358	358	2,885	3,926	(7,694)	15,002	16,527	9,267	7,527	33,102

	Non-GAAP operating income (loss) (2):	(31,026)	(16,383)	(10,039)	(3,381)	4,067	(2,388)	(9,055)	(7,136)	(30,100)	(11,710)	(16,020)	(10,757)	(64,966)

Plus:	Depreciation	5,427	5,414	6,224	6,169	6,128	6,552	6,467	10,003	10,898	11,959	13,379	25,316	46,239
	Adjusted EBITDA	(25,599)	(10,969)	(3,815)	2,788	10,195	4,164	(2,588)	2,867	(19,202)	249	(2,641)	14,559	(18,727)

Calculation of Non-GAAP Revenues by Reporting Segment(1)

			Successor Company					Predecessor Company
Three Months Ended:		28-Mar-08	28-Dec-07	28-Sep-07	29-Jun-07	30-Mar-07	29-Dec-06	29-Sep-06	30-Jun-06	31-Mar-06	30-Dec-05	30-Sep-05	FY2007	FY2006
			(in thousands)
Core systems:
	Server products (GAAP)	$22,703	$23,282	$31,627	$47,926	$32,692	$40,954	$34,914	$21,168	$20,484	$28,182	$53,993	$156,486	$123,827
Plus:	Fresh-start accounting adjustments	306	196	22	332	1,100	1,109	—	—	—	—	—	2,541	—
	SOP 97-2 revenue deferrals (2)	(346)	12,324	20,887	6,067	4,857	4,075	2,304	3,895	30	2,485	2,524	17,303	8,934

	Non-GAAP server products revenue	22,663	35,802	52,536	54,325	38,649	46,138	37,218	25,063	20,514	30,667	56,517	176,330	132,761

	Storage products revenue (GAAP)	8,374	13,505	8,233	14,486	12,063	10,920	12,750	13,134	11,798	11,185	13,816	50,219	49,933
Plus:	Fresh-start accounting adjustments	—	—	—	293	—	320	—	—	—	—	—	613	—
	SOP 97-2 revenue deferrals (2)	203	2,303	3,377	5,392	2,676	3,834	1,584	1,288	854	2,070	2,766	13,486	6,978

	Non-GAAP storage products revenue	8,577	15,808	11,610	20,171	14,739	15,074	14,334	14,422	12,652	13,255	16,582	64,318	56,911

	Non-GAAP core systems revenue	31,240	51,610	64,146	74,496	53,388	61,212	51,552	39,485	33,166	43,922	73,099	240,648	189,672

Legacy systems:
	Legacy systems (GAAP)	4,855	6,626	5,736	11,846	13,816	11,808	12,942	14,701	13,810	27,095	22,729	50,412	78,335
Plus:	Fresh-start accounting adjustments	—	—	—	—	37	1,952	—	—	—	—	—	1,989	—
	SOP 97-2 revenue deferrals (2)	(348)	1,190	424	259	634	895	(580)	7,169	1,338	2,933	2,940	1,208	14,380

	Non-GAAP legacy systems revenue	4,507	7,816	6,160	12,105	14,487	14,655	12,362	21,870	15,148	30,028	25,669	53,609	92,715

	Non-GAAP products revenue	35,747	59,426	70,306	86,601	67,875	75,867	63,914	61,355	48,314	73,950	98,768	294,257	282,387

Global services:
	Customer support (GAAP)	35,163	40,193	38,231	39,332	37,527	35,080	48,396	49,552	52,053	55,304	57,174	160,335	214,083
Plus:	Fresh-start accounting adjustments	1,345	1,898	3,813	4,789	6,545	12,228	—	—	—	—	—	23,562	—
	SOP 97-2 revenue deferrals (2)	(316)	(2,215)	77	677	159	231	144	1,299	(190)	(317)	97	1,211	889

	Non-GAAP customer support revenue	36,192	39,876	42,121	44,798	44,231	47,539	48,540	50,851	51,863	54,987	57,271	185,108	214,972

	Professional services (GAAP)	7,983	6,505	7,258	8,705	14,948	8,961	12,803	17,153	7,417	15,030	13,027	45,417	52,627
Plus:	Fresh-start accounting adjustments	395	—	—	58	647	268	—	—	—	—	—	973	—
	SOP 97-2 revenue deferrals (2)	554	3,333	1,048	1,331	2,066	1,509	1,702	(175)	80	426	611	6,608	942

	Non-GAAP professional services revenue	8,932	9,838	8,306	10,094	17,661	10,738	14,505	16,978	7,497	15,456	13,638	52,998	53,569

	Non-GAAP global services revenue	45,124	49,714	50,427	54,892	61,892	58,277	63,045	67,829	59,360	70,443	70,909	238,106	268,541

	Non-GAAP revenue	$80,871	$109,140	$120,733	$141,493	$129,767	$134,144	$126,959	$129,184	$107,674	$144,393	$169,677	$532,363	$550,928

(1)	For each of the periods indicated, non-GAAP core systems revenue is obtained by adding non-GAAP server products revenue and non-GAAP storage products revenue, non-GAAP products revenue is obtained by adding non-GAAP core systems revenue and non-GAAP legacy systems revenue, non-GAAP global services revenue is obtained by adding non-GAAP customer support revenue and non-GAAP professional services revenue and non-GAAP revenue is obtained by adding non-GAAP products revenue and non-GAAP global services revenue. This table includes a reconciliation of each listed component to the comparable GAAP figures.

(2)	The non-GAAP adjustments for SOP 97-2 are indicative of the revenue results the company would have recorded without the effect of SOP 97-2, although these are unaudited adjustments. We believe that this presentation more closely matches the results that would have been recorded had SAB 104 been applied, in which case the revenue for the hardware components of the arrangement would have been recorded when those deliverables were completed, and the primary remaining deliverable is customer support. Generally, this presentation matches the timing of billings to customers for the hardware deliverables, and therefore allows more transparency to cashflows.

			Successor Company					Predecessor Company
Three Months Ended:		28-Mar-08	28-Dec-07	28-Sep-07	29-Jun-07	30-Mar-07	29-Dec-06	29-Sep-06	30-Jun-06	31-Mar-06	30-Dec-05	30-Sep-05	FY2007	FY2006
			(in thousands)
Products revenue (GAAP)		$35,932	$43,413	$45,596	$74,258	$58,571	$63,682	$60,606	$49,003	$46,092	$66,462	$90,538	$257,117	$252,095
Plus:	Fresh-start accounting adjustments	306	196	22	625	1,137	3,381	—	—	—	—	—	5,143	—
	SOP 97-2 revenue deferrals (1)	(491)	15,817	24,688	11,718	8,167	8,804	3,308	12,352	2,222	7,488	8,230	31,997	30,292

	Non-GAAP products revenue	35,747	59,426	70,306	86,601	67,875	75,867	63,914	61,355	48,314	73,950	98,768	294,257	282,387

Global services revenue (GAAP)		43,146	46,698	45,489	48,037	52,475	44,041	61,199	66,705	59,470	70,334	70,201	205,752	266,710
Plus:	Fresh-start accounting adjustments	1,740	1,898	3,813	4,847	7,192	12,496	—	—	—	—	—	24,535	—
	SOP 97-2 revenue deferrals (1)	238	1,118	1,125	2,008	2,225	1,740	1,846	1,124	(110)	109	708	7,819	1,831

	Non-GAAP global services revenue	45,124	49,714	50,427	54,892	61,892	58,277	63,045	67,829	59,360	70,443	70,909	238,106	268,541

Total revenue (GAAP)		79,078	90,111	91,085	122,295	111,046	107,723	121,805	115,708	105,562	136,796	160,739	462,869	518,805
Plus:	Fresh-start accounting adjustments	2,046	2,094	3,835	5,472	8,329	15,877	—	—	—	—	—	29,678	—
	SOP 97-2 revenue deferrals (1)	(253)	16,935	25,813	13,726	10,392	10,544	5,154	13,476	2,112	7,597	8,938	39,816	32,123

	Non-GAAP total revenue	80,871	109,140	120,733	141,493	129,767	134,144	126,959	129,184	107,674	144,393	169,677	532,363	550,928

Products cost of revenue (GAAP)		32,038	34,938	37,692	61,114	41,330	59,918	42,710	36,218	35,042	43,517	62,550	205,072	177,327
Plus:	Fresh-start accounting adjustments	(1,588)	(3,789)	(2,718)	(6,814)	(5,329)	(12,875)	—	—	—	—	—	(25,018)	—
	SOP 97-2 revenue deferrals (1)	(50)	9,913	18,092	7,966	2,454	5,318	2,114	4,518	1,180	2,941	4,215	17,852	12,854
	Depreciation & amortization—Linux Networx	(24)	—	—	—	—	—	—	—	—	—	—	—	—
	Stock-based compensation expense	(39)	(34)	(27)	(24)	(21)	(6)	—	4	(14)	(24)	(54)	(51)	(88)

	Non-GAAP products cost of revenue	30,337	41,028	53,039	62,242	38,434	52,355	44,824	40,740	36,208	46,434	66,711	197,855	190,093

Global services cost of revenue (GAAP)		28,446	27,310	25,889	29,034	33,025	29,387	32,265	34,314	33,185	37,435	38,172	123,711	143,106
Plus:	Fresh-start accounting adjustments	96	(45)	(44)	170	626	326	—	—	—	—	—	1,122	—
	SOP 97-2 revenue deferrals (1)	336	1,881	484	247	1,120	975	681	157	154	425	595	3,023	1,331
	Depreciation & amortization—Linux Networx	(21)	—	—	—	—	—	—	—	—	—	—	—	—
	Stock-based compensation expense	(45)	42	(60)	(33)	(24)	(6)	7	18	(39)	(47)	(174)	(56)	(242)

	Non-GAAP global services cost of revenue	28,812	29,188	26,269	29,418	34,747	30,682	32,953	34,489	33,300	37,813	38,593	127,800	144,195

Cost of revenue (GAAP)		60,484	62,248	63,581	90,148	74,355	89,305	74,975	70,532	68,227	80,952	100,722	328,783	320,433
Plus:	Fresh-start accounting adjustments	(1,492)	(3,834)	(2,762)	(6,644)	(4,703)	(12,549)	—	—	—	—	—	(23,896)	—
	SOP 97-2 revenue deferrals (1)	286	11,794	18,576	8,213	3,574	6,293	2,795	4,675	1,334	3,366	4,810	20,875	14,185
	Depreciation & amortization—Linux Networx	(45)	—	—	—	—	—	—	—	—	—	—	—	—
	Stock-based compensation expense	(84)	8	(87)	(57)	(45)	(12)	7	22	(53)	(71)	(228)	(107)	(330)

	Non-GAAP cost of revenue	59,149	70,216	79,308	91,660	73,181	83,037	77,777	75,229	69,508	84,247	105,304	325,655	334,288

Products gross profit (GAAP)		3,894	8,475	7,904	13,144	17,241	3,764	17,896	12,785	11,050	22,945	27,988	52,045	74,768
Plus:	Fresh-start accounting adjustments	1,894	3,985	2,740	7,439	6,466	16,256	—	—	—	—	—	30,161	—
	SOP 97-2 revenue deferrals (1)	(441)	5,904	6,596	3,752	5,713	3,486	1,194	7,834	1,042	4,547	4,015	14,145	17,438
	Depreciation & amortization—Linux Networx	24	—	—	—	—	—	—	—	—	—	—	—	—
	Stock-based compensation expense	39	34	27	24	21	6	—	(4)	14	24	54	51	88

	Non-GAAP products gross profit	5,410	18,398	17,267	24,359	29,441	23,512	19,090	20,615	12,106	27,516	32,057	96,402	92,294

	Non-GAAP products gross profit margin	15.1%	31.0%	24.6%	28.1%	43.4%	31.0%	29.9%	33.6%	25.1%	37.2%	32.5%	32.8%	32.7%

Global services gross profit (GAAP)		14,700	19,388	19,600	19,003	19,450	14,654	28,934	32,391	26,285	32,899	32,029	82,041	123,604
Plus:	Fresh-start accounting adjustments	1,644	1,943	3,857	4,677	6,566	12,170	—	—	—	—	—	23,413	—
	SOP 97-2 revenue deferrals (1)	(98)	(763)	641	1,761	1,105	765	1,165	967	(264)	(316)	113	4,796	500
	Depreciation & amortization—Linux Networx	21	—	—	—	—	—	—	—	—	—	—	—	—
	Stock-based compensation expense	45	(42)	60	33	24	6	(7)	(18)	39	47	174	56	242

	Non-GAAP global services gross profit	16,312	20,526	24,158	25,474	27,145	27,595	30,092	33,340	26,060	32,630	32,316	110,306	124,346

	Non-GAAP global services gross profit margin	36.1%	41.3%	47.9%	46.4%	43.9%	47.4%	47.7%	49.2%	43.9%	46.3%	45.6%	46.3%	46.3%

Gross profit (GAAP)		18,594	27,863	27,504	32,147	36,691	18,418	46,830	45,176	37,335	55,844	60,017	134,086	198,372
Plus:	Fresh-start accounting adjustments	3,538	5,928	6,597	12,116	13,032	28,426	—	—	—	—	—	53,574	—
	SOP 97-2 revenue deferrals (1)	(539)	5,141	7,237	5,513	6,818	4,251	2,359	8,801	778	4,231	4,128	18,941	17,938
	Depreciation & amortization—Linux Networx	45	—	—	—	—	—	—	—	—	—	—	—	—
	Stock-based compensation expense	84	(8)	87	57	45	12	(7)	(22)	53	71	228	107	330

	Non-GAAP gross profit	21,722	38,924	41,425	49,833	56,586	51,107	49,182	53,955	38,166	60,146	64,373	206,708	216,640
	Non-GAAP gross profit margin	26.9%	35.7%	34.3%	35.2%	43.6%	38.1%	38.7%	41.8%	35.4%	41.7%	37.9%	38.8%	39.3%

Calculation of Non-GAAP Quarterly Products Standard Profit Margin

		Successor Company
Three Months Ended:		28-Mar-08	28-Dec-07	28-Sep-07	29-Jun-07	30-Mar-07
		(in thousands)
Total products revenue (GAAP)		$35,932	$43,413	$45,596	$74,258	$58,571
Less:	Other revenue	(1,015)	(286)	(395)	(810)	(248)
Plus:	Fresh-start accounting adjustments	306	196	22	625	1,137
	SOP 97-2 revenue deferrals	(491)	15,817	24,688	11,718	8,167

	Non-GAAP total products revenue	34,732	59,140	69,911	85,791	67,627

Products standard cost of revenue (GAAP)		20,549	24,919	28,163	48,084	32,497
Plus:	Fresh-start accounting adjustments	(441)	(2,521)	(1,555)	(5,144)	(3,736)
	SOP 97-2 revenue deferrals	(50)	9,913	18,092	7,966	2,454

	Non-GAAP products standard cost of revenue	20,058	32,311	44,700	50,906	31,215

Products standard margin (GAAP)		14,368	18,208	17,038	25,364	25,826
Plus:	Fresh-start accounting adjustments	747	2,717	1,577	5,769	4,873
	SOP 97-2 revenue deferrals	(441)	5,904	6,596	3,752	5,713

	Non-GAAP products standard margin	14,674	26,829	25,211	34,885	36,412

	Non-GAAP products standard margin	42.2%	45.4%	36.1%	40.7%	53.8%

Calculation of Non-GAAP Revenue by Reporting Segment

		Successor Company						Predecessor Company
Three Months Ended:		28-Mar-08	28-Dec-07	28-Sep-07	29-Jun-07	30-Mar-07	29-Dec-06	29-Sep-06
		(in thousands)
Core systems:
	Shared memory products (GAAP)	$15,031	$19,312	$21,318	$43,526	$30,328	$39,237	$34,331
Plus:	Fresh-start accounting adjustments	306	196	22	332	1,100	1,091	—
	SOP 97-2 revenue deferrals	(1,949)	6,167	16,788	4,955	4,834	3,912	2,304

	Non-GAAP shared memory products revenue	13,388	25,675	38,128	48,813	36,262	44,240	36,635

	Cluster products (GAAP)	$7,672	$3,970	$10,309	$4,400	$2,364	$1,717	$583
Plus:	Fresh-start accounting adjustments	—	—	—	—	—	18	—
	SOP 97-2 revenue deferrals	1,603	6,157	4,099	1,112	23	163	—

	Non-GAAP cluster products revenue	9,275	10,127	14,408	5,512	2,387	1,898	583

	Storage products revenue (GAAP)	8,374	13,505	8,233	14,486	12,063	10,920	12,750
Plus:	Fresh-start accounting adjustments	—	—	—	293	—	320	—
	SOP 97-2 revenue deferrals	203	2,303	3,377	5,392	2,676	3,834	1,584

	Non-GAAP storage products revenue	8,577	15,808	11,610	20,171	14,739	15,074	14,334

	Non-GAAP core systems revenue	31,240	51,610	64,146	74,496	53,388	61,212	51,552

Legacy systems:
	Server products (GAAP)	4,523	6,216	4,887	11,265	12,612	10,966	12,324
Plus:	Fresh-start accounting adjustments	—	—	—	—	37	1,588	—
	SOP 97-2 revenue deferrals	(296)	1,223	516	176	600	703	(504)

	Non-GAAP server products revenue	4,227	7,439	5,403	11,441	13,249	13,257	11,820

	Storage products (GAAP)	332	410	849	581	1,204	842	618
Plus:	Fresh-start accounting adjustments	—	—	—	—	—	364	—
	SOP 97-2 revenue deferrals	(52)	(33)	(92)	83	34	192	(76)

	Non-GAAP storage products revenue	280	377	757	664	1,238	1,398	542

	Non-GAAP legacy systems revenue	4,507	7,816	6,160	12,105	14,487	14,655	12,362

Global services:
	Customer support (GAAP)	35,163	40,193	38,231	39,332	37,527	35,080	48,396
Plus:	Fresh-start accounting adjustments	1,345	1,898	3,813	4,789	6,545	12,228	—
	SOP 97-2 revenue deferrals	(316)	(2,215)	77	677	159	231	144

	Non-GAAP customer support revenue	36,192	39,876	42,121	44,798	44,231	47,539	48,540

	Professional services (GAAP)	7,983	6,505	7,258	8,705	14,948	8,961	12,803
Plus:	Fresh-start accounting adjustments	395	—	—	58	647	268	—
	SOP 97-2 revenue deferrals	554	3,333	1,048	1,331	2,066	1,509	1,702

	Non-GAAP professional services revenue	8,932	9,838	8,306	10,094	17,661	10,738	14,505

	Non-GAAP global services revenue	45,124	49,714	50,427	54,892	61,892	58,277	63,045

	Non-GAAP revenue	$80,871	$109,140	$120,733	$141,493	$129,767	$134,144	$126,959

Calculation of Non-GAAP Quarterly Backlog

		Successor Company
Three Months Ended:		28-Mar-08	28-Dec-07	28-Sep-07	29-Jun-07	30-Mar-07
		(in millions)
Total beginning backlog (GAAP)		$163	$113	$89	$118	$136
Plus:	Bookings	83	100	77	54	55
	Products and professional services revenue (GAAP)	(44)	(50)	(53)	(83)	(73)

	Total ending backlog (GAAP)	$202	$163	$113	$89	$118

Total non-GAAP beginning backlog		$96	$65	$66	$109	$139
Plus:	Bookings	83	100	77	54	55
	Non-GAAP products and professional services revenue	(45)	(69)	(79)	(97)	(85)

	Total non-GAAP ending backlog	$134	$96	$65	$66	$109